Exhibit 107

Calculation of Filing Fee Table

Form S-8

(Form Type)

MBX Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Common Stock, par value $0.0001 per share	457(h)	3,086,160 shares (2)	$7.10 (3)	$21,911,736.00	0.00014760	$3,234.18

Equity	Common Stock, par value $0.0001 per share	457(h) and 457(c)	3,065,000 shares (4)	$16.00 (5)	$49,040,000.00	0.00014760	$7,238.31

Equity	Common Stock, par value $0.0001 per share	457(h) and 457(c)	289,436 shares (6)	$13.60 (7)	$3,936,329.60	0.00014760	$581.01

Total Offering Amounts					$74,888,065.60		$11,053.50

Total Fees Previously Paid							—

Total Fee Offsets							—

Net Fee Due							$11,053.50

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 (“Registration Statement”) shall also cover any additional shares of common stock, par value $0.0001 per share (the “Common Stock”) of MBX Biosciences, Inc. (the “Company”), which become issuable under the Company’s 2024 Stock Option and Incentive Plan, as amended (the “2024 Plan”), 2024 Employee Stock Purchase Plan (the “ESPP”) and 2019 Stock Option and Grant Plan (the “2019 Plan”) by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of Common Stock. Pursuant to Rule 416(c) under the Securities Act, this Registration Statement shall also cover an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

(2)

Represents shares of Common Stock issuable upon the exercise of outstanding equity awards under the 2019 Plan as of the date of this Registration Statement. No further grants will be made under the 2019 Plan. To the extent outstanding options granted under the 2019 Plan are cancelled, forfeited or otherwise terminated without being exercised and would otherwise have been returned to the share reserve under the 2019 Plan, the number of shares underlying such awards will be available for future grant under the 2024 Plan.

(3)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act, and based on $7.10, the weighted average exercise price (rounded to the nearest cent) of the outstanding option awards under the 2019 Plan as of the date of this Registration Statement.

(4)

Represents 3,065,000 shares of Common Stock reserved for issuance under the 2024 Plan. If awards outstanding under the 2019 Plan, as of the date of this Registration Statement, and under the 2024 Plan, are cancelled, forfeited or otherwise terminated without being exercised, the number of shares underlying such awards will be available for future grant under the 2024 Plan. The 2024 Plan provides that an additional number of shares will automatically be added to the shares authorized for issuance under the 2024 Plan on January 1 of each year, commencing on January 1, 2025. The number of shares added each year will be equal to the lesser of: (i) 5% of the outstanding shares on the immediately preceding December 31, or (ii) such lesser amount as determined by the Administrator (as such term is defined in the 2024 Plan).

(5)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and 457(c) of the Securities Act, and based on $16.00, the initial public offering price of the Company’s Common Stock set forth in the Company’s final prospectus dated September 12, 2024 relating to its initial public offering (the “IPO Price”).

(6)

Represents 289,436 shares of Common Stock reserved for future issuance under the ESPP. The ESPP provides that an additional number of shares will automatically be added to the shares authorized for issuance under the ESPP on January 1, 2025, and each January 1 thereafter through January 1, 2034. The number of shares added each year will be equal to the lesser of: (i) 578,872 shares of our Common Stock, (ii) 1% of the outstanding shares on the immediately preceding December 31, or (iii) such lesser number of shares of Common Stock as determined by the Administrator (as such term is defined in the ESPP).

(7)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and 457(c) of the Securities Act. The proposed maximum offering price per share and proposed maximum aggregate offering price are calculated on the basis of the IPO Price, multiplied by 85%, which is the percentage of the price per share applicable to purchases under the ESPP.